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                       Securities and Exchange Commission

                            Washington, D.C.  20549


                              __________________



                                 FORM 8-K
                              Current Report

                 Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 1999
                                                   --------------

        Westar Financial Services Incorporated
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(Exact name of registrant as specified in its charter)



      Washington                    2-95465-S           91-17115252
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(State or other jurisdiction      (Commission         (IRS Employer
     of incorporation)            File Number)     Identification Number)


505 E. Union, #300, Olympia, Washington                             98501
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code  (306) 754-6227
                                                    --------------

(Former name or former address, if changed since last report)
Item 5.  Other Events

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In compliance with the requirements of Item 304 of Regulation S-K, the
Registrant makes the following disclosures with other significant events:

           WESTAR FINANCIAL FINALIZES FUNDING FOR E-COMMERCE SITE
    FIRST UNION TO PROVIDE UP TO $1 BILLION ANNUALLY FOR E-COMMERCE LOANS

Olympia, WA and Charlotte, NC   July 29, 1999 -- Westar Financial Services
Incorporated (OTC: WEST) announced today that it has finalized an agreement with First Union Capital Markets Group for a facility of up to $1 billion to fund prime-credit auto loans generated through Westar's entry into e-commerce auto financing.

Under the terms of the agreement, First Union will provide up to $1 billion annually to support the loan demand for the automotive transactions generated by Westar. First Union will purchase from Westar up to $1 billion in loans per year over the next 3 years and has imposed minimum performance standards of at least $100 million in originations during the first year, $150 million in the second year, and $200 million in the third. The $1 billion agreement with First Union is limited to prime credit loans. First Union Capital Markets Group is part of First Union Corporation (NYSE: FTU).

"We are delighted to be able to initiate our e-commerce business with such a substantial resource commitment from one of the most highly respected financial institutions in the nation," stated R. W. Christensen, Jr., Westar's President and CEO. "We also are finding that all of the professional people working on this project are very knowledgeable about the auto business and have strong ties to the industry, which we believe gives us a competitive advantage in the emerging automotive e-commerce arena. This arrangement not only offers avenues for expanding our prime credit auto lease business into geographic areas where we currently have no dealer partners, it also opens an entire new avenue for revenues from loan origination fees."

Westar's affiliated site is slated to launch this quarter in limited areas, and will be available nationwide within six months. While First Union will purchase from Westar auto loans generated through the site, Westar will fund and hold all prime-credit leases originated through the channel.

First Union (NYSE: FTU) is a leading provider of financial services to more than 16 million customers throughout the East Coast and the nation. At June 30, 1999, First Union had assets of $230 billion and total stockholders' equity of $16 billion. Through its banking subsidiaries, the company operates full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, D.C.

Westar Financial Services Incorporated (OTC: WEST) is an innovative, fast-growing, Washington-based automobile financing company. It has focused solely on the prime-credit segment of the $110 billion auto-lease finance market and has completed ten securitizations of

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auto lease receivable certificates for the prime credit market. Westar is the only publicly-traded automobile lease finance company focused solely on this huge market.

STATEMENT REGARDING "FORWARD LOOKING STATEMENTS": STATEMENTS CONCERNING FUTURE PERFORMANCE, DEVELOPMENTS OR EVENTS, INCLUDING THE ABILITY TO PENETRATE NEW MARKETS AND CAPTURE MARKET SHARE, GAIN PRODUCT ACCEPTANCE, ACHIEVE TECHNOLOGICAL SUCCESS, WORK WITH ALLIANCE PARTNERS TO MEET SCHEDULES AND DELIVER SERVICES, OR ANY OTHER GUIDANCE ON FUTURE PERIODS, CONSTITUTE FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES WHICH MIGHT CAUSE ACTUAL RESULTS TO DIFFER FROM STATED EXPECTATIONS.



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Westar Financial Services Incorporated
                                          (Registrant)

                                          /s/ Cindy A. Kay
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                                          Cindy A. Kay
                                          Controller